UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 10, 2011

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Beltline Road, Suite 200, Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 687-0030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On February 10, 2011, Cano Petroleum, Inc., a Delaware corporation (“Cano”), and its owned and affiliated entities executed an Engagement Letter (the “Engagement Letter”) with Blackhill Partners LLC (“Blackhill”), pursuant to which Blackhill will provide financial advisory and other consulting services to Cano in exchange for a retainer fee of $85,000, a monthly fee of $50,000 and a termination fee of $250,000 upon termination of Blackhill’s engagement for any reason other than gross negligence or willful misconduct.  Blackhill’s engagement may be terminated at any time with or without cause: (i) by Blackhill, upon thirty days’ prior written notice to Cano; or (ii) by Cano, (A) at any time during Blackhill’s engagement if Cano’s Board of Directors determines that Blackhill has engaged in gross negligence or willful misconduct, or (B) after March 10, 2011, upon thirty days’ prior written notice to Blackhill.

The description of the Engagement Letter contained herein is qualified in its entirety by reference to the full text of the Engagement Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2011, Cano announced the departure of S. Jeffrey Johnson as Chairman of the Board of Directors and Chief Executive Officer, effective February 10, 2011.  Mr. Johnson’s Employment Agreement with Cano, dated January 1, 2006, as amended, terminated effective as of February 10, 2011.  Cano appointed Mr. Donald Niemiec, a member of Cano’s Board of Directors, to the position of Chairman of the Board of Directors, effective February 10, 2011.

In conjunction with the financial advisory services to be provided to Cano by Blackhill pursuant to the Engagement Letter referenced in Item 1.01 of this current report on Form 8-K, Cano appointed James R. Latimer III, Managing Director of Blackhill, to serve as Chief Executive Officer of Cano and as a member of Cano’s Board of Directors.  The appointment of Mr. Latimer is effective as of February 10, 2011, and his term as Chief Executive Officer of Cano will continue through the period of Blackhill’s engagement.  Mr. Latimer will serve on the Audit Committee of Cano’s Board of Directors.

In addition to serving as a Managing Director of Blackhill, Mr. Latimer, 64, has headed Explore Horizons, Incorporated, a privately held exploration and production company based in Dallas, Texas since 1993.  Previously, Mr. Latimer was co-head of the regional office of what is now Prudential Financial, Inc.  He was a director of Prize Energy and its audit committee chairman from October 2000 until its acquisition by Magnum Hunter Resources in March 2002, and he continued as a director and the audit committee chairman of Mangum Hunter until October 2004.  In addition, Mr. Latimer’s prior experience includes senior executive positions with several private energy companies, consulting with the firm of McKinsey & Co. and service as an officer in the United States Army Signal Corps.  Mr. Latimer graduated with a B.A. in Economics from Yale University in 1968 and an M.B.A. from Harvard University in 1970.  He has received the Chartered Financial Analyst and Certified Public Accountant designations.

Mr. Latimer currently serves as a director on the Board of Directors of Enron Creditors Recovery Corp., f/k/a Enron Corporation, Explore Horizons, Incorporated, NGP Capital Resources Company, Blackhill and Blackhill Advisors LP, and, in the past five years, has served as a director on the Board of Directors of Energy Partners, Limited.

Item 9.01             Financial Statements and Exhibits.

(d)          Exhibits.

10.1         Engagement Letter dated February 10, 2011 by and between Cano Petroleum, Inc. and Blackhill Partners LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: February 16, 2011
	By:	/s/ Michael J. Ricketts
Michael J. Ricketts
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Engagement Letter dated February 10, 2011 by and between Cano Petroleum, Inc. and Blackhill Partners LLC